                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 1, 1996, between Encore Wire Corporation, a Delaware corporation (the "Company"), and Donald M. Spurgin, an individual residing in Whitewright, Texas (the "Employee").

         WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to enter the employ of the Company, for the period set forth in Paragraph 2, in the position and with the duties and responsibilities set forth in Paragraph 3, and upon the other terms and conditions herein provided.

         2. Term. The employment of the Employee by the Company as provided in Paragraph 1 shall be for a period commencing on October 1, 1996 through and ending on September 6, 2001, the Employee's 64th birthday, unless sooner terminated as herein provided.

         3. Position and Duties. During the term of his employment hereunder, the Employee shall serve as an executive of the Company, accountable to the Chairman of the Board and the Board of Directors of the Company. In such capacity, the Employee shall render consulting services relating to the operations of the Company's manufacturing plant and shall have such other duties, functions, responsibilities and authority delegated to him from time to time by the Chairman of the Board or the Board of Directors of the Company and shall be available for duties during normal business hours when requested; provided, that reasonable notice is given.

         4.      Compensation and Related Matters.

         (a) Base Salary. During the Employment Term, the Company shall pay to the Employee for his services hereunder a salary at the rate of $99,000 per year, payable in installments in accordance with the general payroll practices of the Company in effect at the time such payment is made, but in no event less frequently than monthly.

         (b) Employee Benefits. During the term of his employment hereunder, the Employee shall be entitled to participate in employee benefit plans, programs and arrangements relating to life insurance, medical, dental, accident and disability provided by the Company from time to time to its employees generally.

         5.      Termination of Employment.

         (a) Death. The Employee's employment hereunder shall terminate automatically upon his death.

         (b) Termination by Company. The Company may terminate the Employee's employment hereunder for Cause (as defined below). For purposes of this Agreement, "Cause" shall mean any of the following: (i) willful misconduct by the Employee that is materially and demonstrably detrimental to the Company, monetarily or otherwise; or (ii) conviction of the Employee of a felony.

         (c) Termination by Employee. The Employee may terminate his employment hereunder upon 15 days' written notice to the Company.

         6. Confidentiality. During the term of this Agreement and for a period of three years following the termination of his employment hereunder, the Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information of any kind, nature or description (whether or not acquired, learned, obtained or developed by the Employee alone or in conjunction with others) belonging to or concerning the Company, except (i) with the prior written consent of the Company duly authorized by the Chairman of the Board of the Company, (ii) in the course of the proper performance of the Employee's duties hereunder or (iii) as required by applicable law or legal process. The provisions of this Paragraph 6 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

         7.      Noncompetition.

         (a) Employee agrees that he will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the three-year period following termination of his employment hereunder, in any business or activity engaged in by the Company at that time in any location where the Company is engaged in such business; provided that, this Section 7 shall not preclude Employee from making personal investments in securities of companies that are registered on a national stock exchange, if the aggregate amount owned by Employee and all family members and affiliates does not exceed 1% of such company's outstanding securities.

         (b) Employee will not during the three-year period following termination of his employment hereunder, solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety
(90) days was an employee) of the Company or any other person who is under contract with or rendering services to the Company, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any persons other than such person, or (v) enter into a relationship with a competitor of the Company.

         8. Withholding Taxes. The Company shall withhold from any payments to be made to the Employee hereunder such amounts (including social security contributions and federal income taxes) as shall be required by federal, state, and local withholding tax laws.

         9. Injunctive Relief. In recognition of the fact that a breach by the Employee of any of the provisions of Paragraphs 6 and 7 will cause irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction or other equitable relief from any court of competent jurisdiction restraining any further violation of such provisions by the Employee. Such right to equitable relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity.

         10. Survival. Neither the expiration or the termination of the term of the Employee's employment hereunder shall impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such expiration or termination.

         11. Notices. All notices and other communications required or permitted to be given hereunder by either party hereto shall be in writing and shall be given by hand delivery or by first class registered or certified United States mail, postage prepaid, return receipt requested, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                 If to the Company, at:

                          Encore Wire Corporation
                          P.O. Box 1149
                          McKinney, Texas  75069-0545
                          Attention:  Vincent A. Rego

                 If to the Employee, at:

                          Route 1, Box 116K
                          Whitewright, Texas  75491

All such notices and other communications shall be effective only upon receipt by the addressee.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

         13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the Employee shall not assign or otherwise transfer this Agreement or any of his rights or obligations hereunder without the prior written consent of the Company.

         14. Amendment. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by the party against whom such modification or amendment is sought to be enforced.

         15. Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

         16. Severability. If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Employee has executed this Agreement, as of the date first set forth above.

                             ENCORE WIRE CORPORATION



                             By:    /s/ Vincent A. Rego
                                  ---------------------------------------------
                                  Vincent A. Rego, Chairman of the Board,
                                  President and Chief Executive Officer

                                                                      "COMPANY"



                               /s/ Donald M. Spurgin
                             --------------------------------------------------
                             Donald M. Spurgin

                                                                     "EMPLOYEE"